Exhibit 10.1

AMENDMENT TO PURCHASE AGREEMENT

THIS AMENDMENT dated as of February 23, 2023 (this “Amendment”), to the Purchase Agreement dated as of June 28, 2022 (the “Agreement”), by and among XAI Octagon Floating Rate & Alternative Income Term Trust, a Delaware statutory trust (the “Trust”), Eagle Point Credit Management LLC (“Eagle Point”) and each of Eagle Point Defensive Income Fund US LP, EP DIF Cayman I LP, Eagle Point Defensive Income M LP, Eagle Point Defensive Income Fund NJ LP (each, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the Trust, Eagle Point and the Purchasers wish to amend the Agreement as herein provided;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Additional Shares Amendment. Section 1.3 of the Agreement is amended and replaced in its entirety to read as follows:

“1.3 Purchases and Sales of Additional Shares. Each Purchaser, severally and not jointly, hereby agrees to purchase up to an additional number of Convertible Preferred Shares specified on Appendix A to this Agreement (all such Preferred Shares, the “Additional Shares” and, together with the Initial Shares, the “Shares”) at the purchase price of $23.25 per Additional Share. Each Purchaser, severally and not jointly, shall purchase Additional Shares in the same proportion as the number of Shares purchased by each Purchaser at the Initial Closing at such times, dates and locations as determined by the Trust in its discretion on or before December 31, 2023 (each such purchase of Additional Shares, a “Subsequent Closing” and, together with the Initial Closing, each a “Closing”).”

2.	Unissued Shares Amendment. Section 3.1 of the Agreement is amended and replaced in its entirety to read as follows:

“3.1 Unissued Additional Shares Payment. In the event the Trust does not sell to each Purchaser all Additional Shares which such Purchaser has agreed to purchase by December 31, 2023, the Trust will pay to each Purchaser an amount equal to $0.75 per unissued Additional Share.”

3.	Sale of Common Shares Amendment. Section 3.6 of the Agreement is amended and replaced in its entirety to read as follows:

“3.6 Limitation on Sale of Common Shares. For so long as the Convertible Preferred Shares are outstanding, Eagle Point and any successor investment adviser responsible for managing an investment in the Shares, shall not and shall not cause any Purchaser to, or in the event that no investment adviser is responsible for managing the Shares, each Purchaser shall not, sell, offer, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, otherwise transfer or dispose of or enter into any swap or other agreement, arrangement, hedge or transaction that transfers into another, in whole or in part, directly or indirectly, and of the economic consequences of ownership of any Common Shares of the Trust that they hold, whether now owned or hereafter acquired (including pursuant to the conversion of the Convertible Preferred Shares), to the extent (but only to the extent) that the aggregate number of Common Shares so sold, transferred or otherwise disposed of by the holders of Convertible Preferred shares, in the aggregate, on any one day would exceed the greater of (i) 20% of the average daily trading volume of the Common Shares over the twenty (20) Trading Days immediate preceding such day and (ii) 20% of the current Trading Day’s trading volume of the Common Shares.”

4.	Conditions to Effectiveness. This Amendment shall become effective as of the date of hereof and upon the execution and delivery by each party hereto.

5.	Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which shall constitute one and the same amendment. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

6.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

7.	Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TERM TRUST

/s/ Authorized Signatory

Name: Authorized Signatory

Title: Authorized Signatory

EAGLE POINT CREDIT MANAGEMENT, LLC

(solely with respect to Section 3 of this Amendment)

/s/ Authorized Signatory

Name: Authorized Signatory

Title: Authorized Signatory

PURCHASERS:

By:	EAGLE POINT CREDIT MANAGEMENT, LLC

On behalf of the Purchasers:

Eagle Point Defensive Income Fund US LP; EP DIF Cayman I LP;

Eagle Point Defensive Income M LP;

Eagle Point Defensive Income Fund NJ LP

/s/ Authorized Signatory

Name: Authorized Signatory

Title: Authorized Signatory

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